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                                                                    Exhibit 4.4

                   REGISTRATION RIGHTS AND TRADING AGREEMENT


     This Registration Rights Agreement (this "Agreement") is between American TeleSource International, Inc. ("ATSI") a Delaware corporation, and Kings Peak LLC a Utah limited liability company ("Kings Peak") and is effective February ___, 2000.

                                   RECITALS

A. ATSI has issued 10,000 shares of its 10% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") to Kings Peak on February 4, 2000.

B. The Series A Preferred Stock is convertible into shares of common stock of ATSI under the terms of the Certificate of Designation for the Series A Preferred Stock.

C. In consideration for Kings Peak's purchase of the Series A Preferred Stock, ATSI has agreed to register the common stock issuable upon conversion of the Series A Preferred Stock.

Now, therefore, the parties agree as follows:

1. Definitions. The following terms, when capitalized shall have the meanings indicated below:

"Common Stock" means the shares of ATSI common stock into which the Series A Preferred Stock is convertible;

"Kings Peak" means Paul Kings Peak LLC and its successors and permitted assigns;

"SEC" means the United States Securities and Exchange Commission;

"Securities Act" means the Securities Act of 1933, as amended, and the related rules of the SEC, and any successor statute and rules.

"Series A Preferred Stock" means the 10,000 shares of ATSI's 10% Series A Cumulative, Convertible Preferred Stock issued to Paul Kings Peak on February 4, 2000.


1. Registration. (a) ATSI will prepare and file with the SEC a registration statement or statements relating to the offer and sale of the Common Stock no later than April 30, 2000.

     (b) ATSI will work diligently to cause the SEC to declare the registration statement effective at the earliest practical time, and will notify Kings Peak that the registration statement has been declared effective by the SEC within 24 hours of receipt of notice from the SEC.

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     (c) ATSI may register other securities on the registration statement required by this Agreement.

     (d) On written notice to Kings Peak, ATSI may suspend use of the prospectus for a period not to exceed 60 days (which need not be consecutive) if the Board of Directors of ATSI determines in good faith that it is in ATSI's best interest to suspend the use of the prospectus for valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events. The notice of suspension need not state the reason for the suspension.

2.   ATSI's Other Obligations. ATSI will:

     (a) file amendments to the registration statement and supplements to the prospectus as may be necessary to keep the registration statement continuously effective and in compliance with the provisions of the Securities Act for one year from the date the registration statement is declared effective, or the time the Common Stock covered by the registration statement has been sold in such a manner as to be free of the transfer restrictions under the Securities Act, whichever is shorter.

     (b) provide to Kings Peak a reasonable number of copies of the prospectus that is part of the effective registration statement, and other documents Kings Peak may reasonably request to facilitate the disposition of the Common Stock;

     (c) notify Kings Peak at the earliest possible time if it learns that a prospectus furnished to him does not comply with the provisions of the Securities Act, and promptly amend the registration statement and supplement the prospectus to comply with the Securities Act;

     (d) register or qualify the Common Stock under the securities laws of the state of Utah and maintain the effectiveness of the state registration or qualification for the same period that it maintains the registration statement filed with the SEC;

     (e) promptly notify Kings Peak of any stop order, withdrawal, suspension or action by the SEC rescinding the effectiveness of the registration statement, and take all lawful action to cause the registration statement to again become effective;

     (f) cause the Common Stock to be listed on the American Stock Exchange, or other national securities exchange on which the common stock of ATSI may be listed during the term of this Agreement;

     (g) maintain commercially reasonable procedures for the registration and transfer of the share certificates for the Common Stock;

     (h) take other lawful actions requested by Kings Peak that are reasonably necessary and customary under the circumstances to expedite and facilitate the disposition of the Common Stock by Kings Peak;

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     (i) bear all expenses of registration under the terms of this Agreement.

3.   Kings Peak's Obligations.  Kings Peak will:

     (a) As a condition precedent to ATSI's obligations under this Agreement, Kings Peak will promptly provide information and execute documents as reasonably required by ATSI to prepare the registration statement.

     (b) On receipt of notice from ATSI that a prospectus furnished to Kings Peak is defective, Kings Peak will immediately destroy all copies of the prospectus and discontinue disposition of the Common Stock until he receives copies of a supplemented or amended prospectus.

     (c) not use an underwriter to facilitate the disposition of the Common Stock without ATSI's prior written consent.

4. Trading Restrictions. Kings Peak agrees that ATSI is not required to convert the shares of Series A Preferred Stock before the following dates:

     (i) 33,334 not earlier than April 30, 2000;
     (ii) 33,333 not earlier than July 31, 2000; and
     (iii) 33,333 not earlier than October 31, 2000.

5.   Indemnification.

     (a) ATSI will indemnify and hold harmless Kings Peak from and against any losses, claims, damages, or liabilities that may be imposed on him arising out of or based upon an untrue statement of a material fact contained in the registration statement or an omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that ATSI will not be liable to Kings Peak if the untrue statement or omission was included in the registration statement in reliance on written information furnished by Kings Peak expressly for use in the registration statement, or the use by Kings Peak of a prospectus if ATSI has notified Kings Peak that the prospectus does not comply with the Securities Act..

     (b) Kings Peak will indemnify and hold harmless ATSI, and its officers and directors, from and against any losses, claims, damages, or liabilities that may be imposed on it arising out of or based upon an untrue statement of a material fact contained in the registration statement or an omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if the statement or omission was included in the registration statement in reliance on written information furnished by Kings Peak expressly for use in the registration statement, or arising from Kings Peak's use of a prospectus which he knows to be defective or which ATSI has stated is defective.

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     (c) A party seeking indemnification under this Section shall provide prompt notice of its claim for indemnification to the indemnifying party, provided, however, that failure to give prompt notice shall not affect the indemnifying party's obligations under this Section unless the failure materially prejudices the indemnifying party's rights. The indemnifying party will have the right to select counsel to defend the indemnified party in respect of any indemnified matter under this Section, provided, however, that the counsel selected must be reasonably satisfactory to the indemnified party. The indemnifying party will keep the indemnified party informed of the status of any litigation or dispute resolution procedure, and will give reasonable consideration to the suggestions and requests of the indemnified party with respect to the conduct of the litigation or dispute resolution procedure.

     6. Assignment. Kings Peak may assign his rights under this Agreement to a person to whom he has transferred registered ownership of the Common Stock in compliance with the Securities Act of 1933 and other applicable law, if the transferee agrees to be bound by the terms of this Agreement. Kings Peak will give ATSI notice of any transfer of his rights under this Agreement prior to or contemporaneously with the transfer of the Common Stock.

     7. Notices. Notices under this Agreement must be given in writing by facsimile and by 1st Class U.S. Mail to the following address, or other address provided by three days' advance notice given in accordance with this section:

ATSI:            H. Douglas Saathoff
                 ATSI
                 12500 Network Blvd., Suite 407
                 San Antonio, Texas 78249
                 (210) 558-6095 facsimile

Kings Peak:      ------------------------------
                 ------------------------------
                 ------------------------------
                 ------------------------------
                 ------------------------------

Notices given during business hours (8:00 a.m. - 5:00 p.m. Monday through Friday, exclusive of legal holidays) will be deemed given, delivered and effective as of the time shown on the confirmation sheet generated by the sending facsimile machine. Notices given after business hours will be deemed given, delivered and effective as of the time that business hours first begin following the time shown on the confirmation sheet generated by the sending
facsimile machine.   If transmission by facsimile fails for any reason not
within the control of the sending party, notice may be given on the same day as the attempted transmission by facsimile by hand delivery, and the notice will be deemed given, delivered and effective as of the time of the first attempted notice via facsimile would have been effective under the preceding sentence.

8. Limitation of Damages. If the registration statement is not filed by the time required by Section 1, above, is not declared effective by ninety (90) days from the filing date, or is the

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subject of a stop order or other SEC action rescinding its effectiveness, or if
ATSI notifies Kings Peak that a prospectus it has delivered to him pursuant to
Section 2(c) above is defective, ATSI will pay Kings Peak liquidated damages equal to $25,000, and will pay an additional $25,000 for each subsequent 30 day period that the registration statement has either not been filed, declared effective, or is ineffective, as the case may be, or during which ATSI has failed to furnish Kings Peak with an amended prospectus or supplement curing the defect. THE LIQUIDATED DAMAGES DESCRIBED IN THIS SECTION ARE THE SOLE AND EXCLUSIVE REMEDY BY KINGS PEAK LLC FOR BREACH OF THIS AGREEMENT.

9.   Miscellaneous.

     (a) This Agreement constitutes the final and complete agreement of the parties with respect to its subject matter, and supercedes any prior agreements, discussions or understandings, written or oral.

     (b) This Agreement may be modified only by a written document that refers specifically to this Agreement and is signed by both parties.

     (c) A party's failure or delay in enforcing any provision of this Agreement will not be deemed a waiver of that party's rights with respect to that provision or any other provision of this Agreement. A party's waiver of any of its rights under this Agreement is not a waiver of any of its other rights with respect to a prior, contemporaneous or future occurrence, whether similar in nature or not.

     (d) This Agreement shall be governed by the laws of the State of Texas, and Kings Peak agrees to submit to the jurisdiction of the courts of the State of Texas for all purposes. Sole and exclusive venue for any dispute or disagreement arising under or relating to this agreement shall be in a court sitting in Bexar County, San Antonio, Texas.

     (e) This Agreement may be executed in counterparts, which together will be deemed an original.

     (f) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     (g) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement, unless such invalidity shall have deprived a party of substantially all of the consideration such party was to receive hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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AMERICAN TELESOURCE                     KINGS PEAK LLC
INTERNATIONAL, INC.

By: /s/ H. Douglas Saathoff             By: /s/ Paul Moore
   ----------------------------            ---------------------------
     H. Douglas Saathoff                   on behalf of Kings Peak LLC
     Chief Financial Officer